SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2007
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 3, 2007, Emerson Radio Corp. (the “Company”) entered into an employment agreement (the “Agreement”) with Greenfield Pitts, the Chief Financial Officer of the Company.
     Pursuant to the Agreement, Mr. Pitts is entitled to receive (i) an annual base salary of $250,000 or such greater amount as the Company may from time to time and in its sole discretion determine and (ii) a discretionary bonus to be granted by the Company’s Board of Directors at the end of the Company’s fiscal year. As additional compensation, Mr. Pitts is entitled (i) to four weeks of paid vacation per year and (ii) to participate in and receive all benefits under any welfare benefit plan or program, any retirement savings plan or program, and such other benefits or perquisites of office (including, without limitation, paid holidays) as the Company may, from time to time and in its sole discretion, make available generally to executive employees of the Company. Mr. Pitts is also entitled to reimbursement for all reasonable business expenses incurred in the performance of his duties under the Agreement, subject to the terms and conditions of the Company’s then-prevailing expense policy.
     The initial term of the Agreement expires on March 31, 2008 (the “Term”). The Agreement will remain in full force and effect after expiration of the Term, and prior to and during any 90-day period following receipt of notice of termination by the Company or Mr. Pitts. After the expiration of the Term, the Company may terminate the Agreement upon 90 days’ advance written notice. At any time during the Term or after the expiration thereof, Mr. Pitts may terminate the Agreement with 90 days’ notice.
     The Company may terminate the Agreement at any time in the event of Mr. Pitts’ disability (as such term is defined in the Agreement) for a period exceeding 90 days. In such event, Mr. Pitts will be entitled to receive benefits under the Company’s short-term and long-term disability insurance programs, if any, and the Company will have no further obligation under the Agreement except with respect to payment of any and all benefits, and expense reimbursements applicable to the period of Mr. Pitts’ employment under the Agreement until the date on which the Term would have expired but for the termination by reason of disability. Such payments will be made in accordance with then-prevailing Company policy and practice.
     The Company may also terminate the Agreement for “cause” (as such term is defined in the Agreement) at any time and without prior notice. In the event of a termination for cause, the Company will have no further obligation under the Agreement except with respect to payment of any and all salary, benefits, and expense reimbursements applicable to the period of Mr. Pitt’s employment thereunder, in accordance with then-prevailing Company policy and practice.
     Mr. Pitts is subject to standard confidentiality provisions contained in the Agreement.
     The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1 —	Employment Agreement, dated as of April 3, 2007, by and between Emerson Radio Corp. and Greenfield Pitts.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ John J. Raab
	Name:	John J. Raab
	Title:	Chief Operating Officer and Senior Executive Vice President

Dated: April 6, 2007